Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2008 relating to the financial statements which appears in Cybermesh International Corporation's Annual Report on Form 10-K for the year ended May 31, 2008.

/s/ Robert G. Jeffrey Wayne, New Jersey September 19, 2008